FOURTH AMENDMENT TO OFFICE LEASE

THIS FOURTH AMENDMENT TO OFFICE LEASE ("Fourth Amendment") is made this 25th day of September, 2019 (the "Effective Date"), between **F. P. ROCKVILLE II LIMITED PARTNERSHIP**, a Maryland limited partnership ("Landlord"), and **CHOICE HOTELS INTERNATIONAL SERVICES CORP.**, a Delaware corporation ("Tenant").

RECITALS

A. Landlord and Tenant entered into that certain written Office Lease dated July 11, 2011 (the "Original Lease"), as amended by that certain Certificate of Rent Commencement and First Amendment to Office Lease dated February 25, 2014 (the "First Amendment") and that certain Second Amendment to Office Lease (the "Second Amendment") dated March 20, 2014 and a Third Amendment to Office Lease dated April 18, 2017 (the "Third Amendment" and together with Original Lease, First Amendment and Second Amendment, the "Lease") for certain premises containing 145,836 rentable square feet of office space (the "Leased Premises") and 2,200 square feet of storage space ("Storage Space"), as more specifically described in the Original Lease, located in the building known as Rockville Metro Plaza II and located at One Choice Hotels Circle, Rockville, Maryland (the "Building"). All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Lease.

B. Section 10(g) of the Lease provides that Landlord shall provide a Lobby Attendant to provide lobby attendant services similar to services provided by lobby attendants in other Comparable Buildings in the Market Area. However, at the Rent Commencement Date, Landlord, with the consent of Tenant, did not provide the Lobby Attendant pursuant to Section 10(g) of the Original Lease.

C. Prior to the date of this Amendment, in accordance with Section 10(f)(ii) of the Lease, Tenant (at its expense) engaged a security contractor ("Security Officer") provide security for the Leased Premises and or to monitor and screen access from the lobby to the Leased Premises.

D. Landlord and Tenant wish to further amend the Lease to provide for services of a Lobby Attendant/Security Officer upon the terms and conditions set forth in this Fourth Amendment.

Now Therefore, based on the covenants and promises contained herein and other good and valuable consideration, and intending to be legally bound hereby the parties hereto agrees as follows:

1. Incorporation of Recitals; Defined Terms. The foregoing Recitals are hereby incorporated herein.

2. Lobby Attendant/Security Officer.

(a) In accordance with Section 10(f)(ii). Tenant, at its expense and with the consent of Landlord, elected to hire a security officer (the "Security Officer") to be stationed in the Lobby of the Building during the hours of 7:00 a.m. to 6:00 p.m., Monday-Friday, to provide security for the Leased Premises and/or to monitor and screen access from the lobby to the Leased Premises, and otherwise performing the services outlined on Exhibit A attached hereto and designated as the "Security Officer Services". The current annualized cost of the Security Officer Services is $72,000.00 (the "Security Officer Expense"). Currently the Tenant is paying 100% of the Security Officer Expense directly to the company providing the Security Officer.

(b) Current Agreement. Commencing forty-five (45) days after the Effective Date of this Fourth Amendment, and in accordance with the terms of Section 10(g) of the Lease, the parties agree that the Landlord shall provide a Lobby Attendant who will perform the services outlined on Exhibit A attached hereto designated as the "Lobby Attendant Services" during the hours of 7:00 a.m. to 6:00 p.m., Monday-Friday, excluding Building Holidays. The estimated initial annualized cost of the Lobby Attendant Services is $64,716.00 (the "Lobby Attendant Expense"). In accordance with the provisions of Section 5 (c)(i)(a)(x) of the Original Lease, the initial Lobby Attendant Expense shall be added to the Base Operating Expense Amount. Tenant shall be responsible for the payment of (i) its proportionate share of the Lobby Attendant Expense as provided in the Lease and (ii) as Additional Rent the 100% of the amount equal to the difference between (x) the Security Officer Expense and (y) the Lobby Attendant Expense.

Landlord agrees that it will make commercially reasonable best efforts to cause the Lobby Attendant and Security Officer to be contracted through the same company and, if possible, to be the same person performing both the Security Officer Services and the Lobby Attendant Services, however, Landlord reserves the right to obtain the Lobby Attendant Services and Security Officer Services from a company or companies of Landlord's choosing. If Landlord is successful in hiring the existing security company or person to perform both the Security Officer Services and the Lobby Attendant Services and break those costs out separately, the Security Officer Expense will be 100% back-charged to Tenant, and in 2020 and beyond, the Lobby Attendant Expense will be considered a Basic Operating Charge. Notwithstanding the foregoing, in the event that the contractor providing both the Lobby Attendant Services and Security Officer Services cannot continue to break-out those costs separately, Landlord and Tenant agree that if for 2020, and in the future, the contractor provides a single combined price for both the Lobby Attendant Services and Security Officer Services (the "Combined Price"), then the Combined Price shall be treated as a Basic Operating Charge and the Tenant shall be responsible for its proportionate share of the Combined Price.

3. **Miscellaneous Provisions.**

(a) The Lease constitutes the entire agreement between Tenant and Landlord with respect to the Leased Premises.

(b) This Fourth Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their heirs, personal representatives, successors and assigns.

(c) Landlord and Tenant each represents and warrants to the other that the person(s) signing this Fourth Amendment on its behalf have the requisite authority and power to execute this Fourth Amendment and to thereby bind the party on whose behalf it is being signed.

(d) If any inconsistency appears with respect to this Fourth Amendment and Original Lease, First Amendment, Second Amendment or Third Amendment, the terms of this Fourth Amendment shall govern.

(e) This Fourth Amendment (i) shall be governed by and construed in accordance with the laws of the State of Maryland and (ii) may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

4. **Ratification of Lease**. All the terms and conditions of the Original Lease, as previously amended and as amended by this Fourth Amendment, are hereby ratified and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment as of the day and year first above written.

WITNESS/ATTEST:

[signature]

LANDLORD:

F. P. ROCKVILLE II LIMITED PARTNERSHIP
a Maryland limited partnership

By: FP RMP II GP, Inc., a Maryland corporation,
its General Partner

By: Foulger Investments, Inc., a Maryland corporation,
Its Sole Shareholder

By: [signature] (Seal)

Name: Bryant Foulger

Title: Authorized Party

WITNESS/ATTEST:

____

TENANT:

CHOICE HOTELS INTERNATIONAL SERVICES CORP.,
a Delaware corporation

By: _______________________ (Seal)

Name: Angelique Kelly-Lara

Title: VP, Talent Acquisition & Facilities

[signature]

Exhibit A

Lobby Attendant:

- Meet/greet all incoming tenants and visitors
- Inform employees/tenants of guest/contractor arrivals
- Inform employees of food deliveries – individual and for meetings
- Visitor sign in and issuing visitor badges
- Direct parking issues/question to management
- Call for taxi service for employees upon request
- Maintain a clean and well organized work environment at Concierge desk
- Be reasonably aware of activities in and around the lobby areas of the Property during Concierge on-duty hours of service and take reasonable efforts to notify the property manager or security of unusual activity
- Act as a liaison between tenants and property management team
- Lobby Attendant does not include access to a computer/internet

Security Guard:

- Would sit at Security Desk
- Building would be locked down so only badge access would get you to any floor
- Doors to the 4th floor would be closed and require badge access
- Choice would notify Security Guard of visitors
- Guard would contact Receptionist via phone or messaging to let them know who is coming up the elevator
- Or Guard would give access to the suite by granting badge access (Sign in with prior notice of visitor)
- Large groups of visitors would be encouraged to do badge check in at the lobby to expedite the process (such as franchise training)
- If there was a security concern they could respond to the floor/area

EXHIBIT A – DESCRIPTION OF LOBBY ATTENDANT SERVICES AND SECURITY OFFICER SERVICES